EXHIBIT 4.3.12


                            CERTIFICATE OF SECRETARY

         I, JOHN M. LOWBER, the duly elected and acting Secretary of General Communication, Inc., an Alaska corporation, do hereby certify and declare that the resolution of the Board of Directors contained in the minutes of its meeting attached hereto as Exhibit 4.3.12A is a true and correct copy of that resolution as contained in those minutes duly adopted by the Board of Directors of General Communication, Inc. at its teleconference meeting held on October 30, 1998.

         Executed this 30th day of October, 1998 at Anchorage, Alaska.



                                              GENERAL COMMUNICATION, INC.



                                              By:    /s/
                                                 John M. Lowber, Secretary


         SUBSCRIBED AND SWORN TO before me this 30th day of October, 1998.



                                                     /s/
                                              Notary Public in and for Alaska
                                              My Commission Expires: 1-17-01


Amendment to Registration Statement (S-8)                                Page 19